Exhibit 3.628
JIM EDGAR Submit in Duplicate Secretary of State payment must make by Certified State of Illinois Date Cashiers Check or or Money Order payable to “Secretary of ARTICLES OF INCORPORATION License Fee $ State — Franchise DO NOT SEND CASH! Filing Fee Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator($) hereby adopt the following Articles of Incorporation. ] ARTICLE ONE The name of the corporation is LOOP TRANSFER, INCORPORATED f Shall eon ft* the word “corporation”, “company”, “Incorporated”, “limited”, or in abbreviation thereof)’[1] ARTICLE TWO The name and address of the initial registered agent and its registered office are: Registered Agent James L. Elsesser Same Middle Name K Last Same Registered Office 120 W.Madison #1310. Number Street Suite (A P.O. Box alone is not acceptable) Chicago; Illinois 60602 Cook 5 City Zip Code Countries "> ARTICLE THREE The purpose or purposes for which the corporation is organized are: If not sufficient space to cover the point, add one or more sheets of this size. One operation of a commercial waste transfer station and to manage, handle and deal with waste, chemical or otherwise, and to acquire real end personal property for purposes of perpetuating the business of the corporation ARTICLE FOUR Paragraph J: The authorized shares shall be: ^ Clan ‘Par Value per ;hare Number of share authorized Common NO Par Value . Number Of shares authorized 2: The preferences, qualification*. limitations, restrictions and the special or relative rights lhe respect of the shares of each claw are: ‘ If not sufficient to«c<Mo cover this point. As provided in the By-Laws of the Corporation or by separate Agreement. ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by this corporation therefor are Par Value Number of Shares Consideration to be Class per share proposed to be issued received therefor Common No Par S 1.QQ0.00 A “declaration as to a-“par value” optional. This space may marked “n/a” when no reference to par value is desired.

OPTIONAL The number of directors constituting that initial board of directors of the corporation is one and the names and addresses of the persons who serve as directors until that first of shareholders or until their successors be elected and qualify are: Name Residential Address Cynthia L. Ward 3414 Wells TL 606*6 ARTICLE SEVEN OPTIONAL (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ _ (b) It is estimated that the value of .he property to be located within the State of Illinois during the following year will be: $ . (c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $ (d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following were will be: $ ARTICLE EIGHT OTHER PROVISIONS Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights: denying cumulative voting; regulating internal affairs: voting majority requirements; fixing a duration other than perpetual; etc. NAMES & ADDRESSES OF INCORPORATORS The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true. Dated Signatures and Names Post Office Address 1.Signature Street JAMES L. ELSESSER Chicago 3CQ.6..Q2 Name (pleat* print) City/Town Stmt* Zip 2. 2.Six nature Street Name (please print) City To State Zip 3. 3. t Signature Street Name (please print) City/Town State Zip (Signatures must be in Ink on ordinal document. Carbon copy, Xerox or rubber stamp signatures may only be conformed copies) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shell be by Its President or Vice President by him, and attested by its Secretary or an Assistant Secretary.

     Form BCA-14.35
(Rev. Jan. 1991)
George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961
Remit payment in check or money
order, payable to “Secretary of State.”
REPORT FOLLOWING MERGER
OR CONSOLIDATION
FILED
SEP 30 1998
GEORGE H. RYAN
SECRETARY OF STATE
File # 5402-712-5
DO NOT SEND CASH
This space for use by
Secretary of State
Date 9/30/98

Franchise Tax	$
Filing Fee		$5.00
Penalty	$
Interest

Approved: /s/ [ILLEGIBLE]

1.	CORPORATE NAME: Loop Transfer, Incorporated

2.	STATE OR COUNTRY OF INCORPORATION: Illinois

3.	Issued shares of each corporation party to the merger prior to the merger:

Corporation	Class	Series	Par Value	Number of Shares

Loop Transfer, Incorporated common stock			NPV	1,000

NR Draw Acquisition Company Fourteen common stock			$0.01	1,000

4.	Paid-in Capital of each corporation party to the merger prior to the merger:

Corporation	Paid-in Capital

Loop Transfer, Incorporated		$1,000.00

	$

Draw Acquisition Company Fourteen		$10.00

	$

	$
5.	Description of the merger: (Include effective date and a brief explanation of the conversion as stated in the plan of merger.) See attached.

6.	Issued shares after merger:

Class	Series	Par Value	Number of Shares

common stock		NPV	1,000

7.	Paid-in Capital of the surviving or new corporation: $1,010.00
(“Paid-in Capital” replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
EXPEDITED
SEP 30 1993
SECRETARY OF STATE
ITEM 8 MUST BE SIGNED
8.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	September 21, 1998		Loop Transfer, Incorporated

(Exact Name of Corporation)
attested by	/s/ Thomas K. Kehoe (Signature of Secretary or Assistant Secretary)	by	/s/ D. W. Slager (Signature of President or Vice President)
	Thomas K. Kehoe, Secretary (Type or Print Name and Title)		D. W. Slager, Executive Vice President (Type or Print Name and Title)

Attachment to Report following Merger
On August 7, 1998, by virtue of the merger, the issued and outstanding shares of Draw Acquisition Company Fourteen (“Draw Fourteen”) shall be converted into the same number of shares of Loop Transfer, Inc. (“Loop Transfer”) the surviving corporation, and the issued and outstanding shares of capital stock of Loop Transfer (“Loop Transfer Common Stock”) shall cease to be existing and issued shares and shall become converted, without any action on the part of Loop Transfer or Draw Fourteen or the Shareholders thereof, into shares of Allied Waste Industries, Inc. (“Allied”)* common stock (“Allied Common Stock”), to be paid by Allied to the Loop Transfer Shareholders in the manner and subject to the conditions set forth in the following sentence. At the Effective Time, by virtue of the merger and without any further action on the part of Draw Fourteen, Loop Transfer or the Loop Transfer Shareholders, each holder of Tri-State Common Stock shall be entitled to receive in consideration for all of the shares of Loop Transfer Shareholders’ respective ownership interest in Loop Transfer multiplied by the 10,583,891 shares of Allied Common Stock to be issued pursuant to the Reorganization Agreement, subject to certain adjustments provided for in the Reorganization Agreement.

*	Allied is the parent of Draw Acquisition Company Fourteen